Exhibit 10.1

AMENDMENT #2 TO

AGREEMENT BETWEEN THE ATTORNEY GENERAL OF THE STATE OF NEW

YORK AND THE SUPERINTENDENT OF INSURANCE OF THE STATE OF NEW

YORK, AND MARSH & McLENNAN COMPANIES, INC., MARSH, INC. AND THEIR

SUBSIDIARIES AND AFFILIATES (collectively “MARSH”) DATED JANUARY 30, 2005

(hereinafter, the “Settlement Agreement”)

WHEREAS, the parties have agreed to amend the Settlement Agreement to clarify its application to certain Marsh businesses and practices;

NOW THEREFORE, the parties agree that the Settlement Agreement shall be clarified and amended as follows:

If The Schinnerer Group, Inc. or Price Forbes Limited (UK) or any of their direct or indirect subsidiaries are no longer directly or indirectly owned by Marsh as of October 31, 2005,

then such entity or entities which are no longer owned by Marsh shall not be subject the requirements of the Settlement Agreement. If The Schinnerer Group, Inc. or Price Forbes

Limited (UK) or any of their direct or indirect subsidiaries remain directly or indirectly owned by

Marsh on October 31, 2005, then the provisions of the Settlement Agreement shall continue to apply to such entity or entities, even if sold at a later date.

WHEREFORE, the following signatures are affixed hereto on this 27th day of

September, 2005.

ELIOT SPITZER	HOWARD MILLS

/s/ Eliot Spitzer	/s/ Howard Mills
Attorney General	Superintendent of Insurance
State of New York	New York State Insurance Department
120 Broadway, 25th Floor	25 Beaver Street
New York, NY 10271	New York, NY 10004

Marsh & McLennan Companies, Inc.	Marsh Inc.

/s/ Michael G. Cherkasky	/s/ Michael G. Cherkasky
Michael G. Cherkasky	Michael G. Cherkasky
President and CEO	Chairman and CEO
1166 Avenue of the Americas	1166 Avenue of the Americas
New York, NY 10036	New York, NY 10036